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                     NATIONAL ATLANTIC HOLDINGS CORPORATION

                              EMPLOYMENT AGREEMENT

            THIS EMPLOYMENT AGREEMENT (the "Agreement") is made this ____ day of October, 2004 by and between National Atlantic Holdings Corporation, a New Jersey corporation (the "Company"), and [NAME] (the "Executive").

            WHEREAS, the parties hereto wish to enter into an employment agreement to set forth certain terms and conditions of the employment relationship between the Executive and the Company.

            NOW, THEREFORE, in consideration of the mutual covenants and representations contained herein, the parties hereto agree as follows:

      1.    Employment Period.

            The Company agrees to employ the Executive pursuant to the terms of this Agreement, and the Executive agrees to be so employed, for a term of three years commencing on the closing date of the Company's initial public offering of common stock as contemplated by the Form S-1 filed with the Securities and Exchange Commission on July 30, 2004 (the "Effective Date"). The term of this Agreement shall be automatically extended for successive one-year periods beginning on the first anniversary of the Effective Date and on each successive anniversary thereafter (such that, on each anniversary date, the Agreement shall have a remaining term of three years), unless at least ninety (90) days prior to any such anniversary date, either party provides written notice to the other party of its intent not to extend the term of this Agreement. Notwithstanding the foregoing, the Executive's employment hereunder may be earlier terminated, subject to Section 5 hereof. The period of time between the Effective Date and the termination of the Executive's employment hereunder shall be referred to herein as the "Employment Period."

      2.    Position and Duties.

            The Company hereby employs the Executive as the [TITLE] of the Company on the terms and conditions set forth in this Agreement. During the Employment Period, the Executive shall report directly to the [Board of Directors/Chief Executive Officer] of the Company, and shall exercise such authority, perform such executive duties and functions and discharge such executive responsibilities as are reasonably associated with the Executive's position, commensurate with the authority vested in the Executive pursuant to this Agreement and consistent with the By-Laws of the Company. During the Employment Period, the Executive shall devote substantially all of the Executive's business time and full skill and efforts to the business of the Company, provided that the Executive may serve on corporate, civic, charitable or professional association boards or committees to the extent such activities do not interfere with the Executive's duties hereunder or are in any manner competitive with the Company.

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      3.    Compensation and Benefits.

            (a) Salary. During the Employment Period, the Company shall pay to the Executive, as compensation for the performance of the Executive's duties under this Agreement, a base salary at the rate of $_________ per annum ("Base Salary"), payable in arrears not less frequently than monthly in accordance with the normal payroll practices of the Company. Such Base Salary shall be subject to review each year for possible increase by the Board of Directors of the Company (the "Board") in its sole discretion.

            (b) Bonus. In addition to the Base Salary payable to the Executive hereunder, the Executive may also be eligible to receive additional bonus or incentive compensation, at such times and in such amounts as shall be determined in the sole discretion of the Board, consistent with the bonus or incentive plans, if any, to be established by the Board.

            (c) Vacation. The Executive initially shall be entitled to three (3) weeks of paid vacation for each calendar year during the Employment Period, to be accrued and taken in accordance with the Company policy as in effect from time to time. Following the completion of five (5) years of employment with the Company, the number of weeks of paid vacation to which the Executive shall be entitled shall be increased to five (5) weeks per year.

            (d) Equity Plans. The Executive shall be eligible to receive awards under the equity-based incentive compensation plans adopted by the Company during the Employment Period for which senior executives are generally eligible. The level of the Executive's participation in any such plan, if any, shall be determined in the sole discretion of the Board. In addition, the Executive shall retain all rights with respect to any previously granted stock options in accordance with the terms and conditions of the applicable stock option agreement and plan.

            (e) Employee Benefits. During the Employment Period, the Executive shall be entitled to participate in the employee and fringe benefit plans, programs and arrangements of the Company in effect during the Employment Period that are generally available to senior executives of the Company, subject to and on a basis consistent with the terms, conditions and overall administration of such plans, programs and arrangements.

            (f) Business Expenses. During the Employment Period, the Executive shall be entitled to reimbursement for all reasonable business expenses incurred by the Executive in connection with the performance of the Executive's services to the Company, to be documented and reimbursed in accordance with the policies and procedures of the Company as in effect from time to time.

      4.    Termination of Employment.

            (a) Termination by Company; Termination for Cause. The Company may terminate the Executive's employment hereunder for any reason by giving the Executive thirty (30) days' written notice of its intent to terminate the Executive's employment. For purposes of this Agreement and subject to the Executive's opportunity to cure as provided in Section 4(c) hereof, the Company shall have "Cause" to terminate the Executive's employment hereunder if such termination shall be the result of: (i) a willful and continuing failure of the Executive to substantially perform the Executive's duties under this Agreement (other than as a result of the

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Executive's death or Disability), or the Executive's gross negligence in the performance of such duties; (ii) the Executive's failure to follow any lawful directive of the Chief Executive Officer or the Board in connection with the Executive's duties to the Company as set forth in Section 2 hereof; (iii) the conviction of the Executive of a felony under the laws of the United States or any state thereof; (iv) the Executive's willful breach of a fiduciary duty, willful disregard of material Company rules, or an act of embezzlement or fraud involving the Company or its Affiliates; or (v) a material breach by the Executive of Section 7 hereof.

            (b) Termination by Employee; Termination for Good Reason. The Executive shall have the right at any time to terminate the Executive's employment with the Company for any reason by giving the Company thirty (30) days' written notice of intent to terminate employment. For purposes of this Agreement and subject to the Company's opportunity to cure as provided in
Section 4(c) hereof, the Executive shall have "Good Reason" to terminate employment hereunder if such termination shall be the result of any of the following, taken without the advance written consent of the Executive: (i) a reduction in the Executive's Base Salary; (ii) a demotion of the Executive to a position of lesser status, authority or reporting relationship; or (iii) the relocation of the Executive's principal place of business beyond fifty (50) miles from its current location.

            (c) Notice and Opportunity to Cure. Notwithstanding the foregoing, it shall be a condition precedent to the Company's right to terminate the Executive's employment for Cause and the Executive's right to terminate employment for Good Reason that (1) the party seeking the termination shall first have given the other party written notice stating with reasonable specificity the reason for the termination ("breach") and (2) if such breach is susceptible of cure or remedy, a period of thirty days from and after the giving of such notice shall have elapsed without the breaching party having effectively cured or remedied such breach during such 30-day period, unless such breach cannot be cured or remedied within thirty days, in which case the period for remedy or cure shall be extended for a reasonable time (not to exceed an additional thirty days) provided the breaching party has made and continues to make a diligent effort to effect such remedy or cure. Notwithstanding anything to the contrary contained herein, the right to cure set forth in this Section 4(c) shall not apply if there are habitual or repeated breaches by either party.

            (d) Termination Upon Death or Disability. The Employment Period shall be terminated by the death of the Executive. The Employment Period may be terminated by the Company if the Executive shall be rendered incapable of performing the Executive's duties to the Company by reason of any medically determined physical or mental impairment for a period of either (i) six or more consecutive months from the first date of the Executive's absence due to the disability or (ii) nine months during any eighteen-month period (a "Disability"). If the Employment Period is terminated by reason of Disability of the Executive, the Company shall give 30 days' advance written notice to that effect to the Executive.

      5.    Consequences of Termination.

            (a) General Severance Benefits. Except as provided in Section 5(b) hereof, in the event of a termination of the Executive's employment during the Employment Period either

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(i) by the Company other than for Cause or (ii) by the Executive for Good
Reason, the Company shall pay the Executive and provide the Executive with the following:

            (i) Severance Payments. The Executive shall receive monthly severance payments equal to the Executive's then-current rate of Base Salary for a period of two (2) years following the effective date of such termination (the "Severance Period"). Any such severance payments shall be in lieu of any other severance payments to which the Executive would be entitled pursuant to any other severance plans or arrangements of the Company.

            (ii) Health Care Coverage. During the Severance Period, the Executive will be entitled to a continuance of health care coverage, provided that the Executive's continued participation is possible under the general terms and provisions of the Company's health plan. In the event that the Executive's participation in such plan is barred for any reason, the Company shall arrange to provide the Executive with benefits substantially similar to those which the Executive would otherwise have been entitled to receive under such plans. The cost of continuing the Executive's continued health care coverage shall be borne entirely by the Company. Notwithstanding the foregoing, in the event that the Executive is employed by another employer prior to the termination of the Severance Period, the health care coverage provided under this Section 5(a)(ii) shall cease.

            (iii) Equity Awards. The effect of the Executive's termination of employment on any stock options or other equity-based awards held by Executive at the time of termination of employments shall be governed by the applicable award agreement and the equity compensation plan under which such awards are granted.

            (b) Change in Control Severance. In the event of a termination of the Executive's employment during the Employment Period either (i) by the Company other than for Cause or (ii) by the Executive for Good Reason, within the one year period following the occurrence of a Change in Control, the Company shall pay the Executive and provide the Executive with the following:

            (i) Change in Control Severance Payment. The Executive shall be provided with a lump-sum cash payment equal to three times the sum of (A) the Executive's then-current Base Salary plus (B) the Executive's average annual bonus for the three years preceding the date of termination. Any payments pursuant to this Section 5(b)(i) shall be in lieu of any other severance benefits to which the Executive is entitled pursuant to any other severance plans, programs, arrangements, or policies of the Company.

            (ii) Health Care Coverage. During the Severance Period (as described in Section 5(a)(i) hereof), the Executive will be entitled to a continuance of health care coverage, provided that the Executive's continued participation is possible under the general terms and provisions of the Company's health plan. In the event that the Executive's participation in such plan is barred for any reason, the Company shall arrange to provide the Executive with benefits substantially similar to those which the Executive would otherwise have been entitled to receive under such plans. The cost of

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      continuing the Executive's continued health care coverage shall be borne entirely by the Company. Notwithstanding the foregoing, in the event that the Executive is employed by another employer prior to the termination of the Severance Period, the health care coverage provided under this Section 5(b)(ii) shall cease.

            (iii) Equity Awards. Upon a termination of employment of the Executive under this Section 5(b), all outstanding equity awards granted to the Executive under the Company's equity plans, to the extent such awards are not fully vested and exercisable by their terms, shall become fully vested and immediately exercisable. The Board shall take all actions necessary to satisfy the requirements of this Section 5(b)(iii).

            (c) General Release. The receipt of the benefits described in Sections 5(a) and 5(b) hereof, as the case may be, shall be conditioned upon the execution and non-revocation by the Executive of a Release Agreement, substantially in the form attached hereto as Exhibit A.

            (d) Other Termination of Employment. In the event that the Executive's employment with the Company is terminated during the Employment Period by the Company for Cause, or by the Executive other than for Good Reason or as a result of death or Disability, the Company shall pay the Executive (or the Executive's legal representative) any earned but unpaid salary amounts and any unreimbursed expenses through the Executive's final date of employment with the Company, and the Company shall have no further obligations to the Executive, except as provided in Section 5(e) hereof.

            (e) Other Benefits. The benefits payable to the Executive under this Agreement are not in lieu of any benefits payable under any employee benefit plan, program or arrangement of the Company, except as provided specifically herein, and upon termination of employment the Executive will receive such benefits or payments, if any, as the Executive may be entitled to receive pursuant to the terms of such plans, programs and arrangements. Except for the obligations of the Company provided by this Agreement (including, without limitation, pursuant to the preceding sentence hereof), the Company shall have no further obligations to the Executive upon termination of employment.

            (f) Withholding of Taxes. All payments required to be made by the Company to the Executive under this Agreement shall be subject to the withholding of such amounts for taxes and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

            (g) No Mitigation or Offset. Except as provided in Sections 5(a)(ii) and 5(b)(ii) hereof, the Executive shall not be required to seek other employment or to reduce any severance benefit payable under this Section 5, and, no such severance benefit shall be reduced on account of any compensation received by the Executive from other employment. The Company's obligation to pay severance benefits under this Agreement shall not be reduced by any amount owed by the Executive to the Company.

            (h) Definition of Change in Control. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred upon:

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            (i) any individual or entity (other than James V. Gorman, a member of his immediate family or any trust or other entity that is controlled by James V. Gorman or a member of his immediate family) becoming a beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

            (ii) the merger or consolidation of the Company with or into another entity (or other similar reorganization), whether or not the Company is the surviving corporation, in which the stockholders of the Company immediately prior to the effective date of such transaction own less than 50% of the voting power in the surviving entity; or

            (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a two-thirds majority of such Board, unless the nomination for the election by the Company's stockholders of each new director was approved by a vote of at least one-half of the persons who were directors at the beginning of the two-year period; or

            (iv) the sale or other disposition of all or substantially all of the assets of the Company, or a complete liquidation or dissolution of the Company.

      6.    Section 280G "Gross-Up Payment".

            To the extent that any amounts payable to the Executive hereunder, as well as any other "parachute payments," as such term is defined under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), payable to the Executive in connection with the Executive's employment by the Company or any Affiliate (as defined in Section 7(d) hereof), exceed the limitation of
Section 280G of the Code such that an excise tax will be imposed under Section 4999 of the Code, the Executive shall receive an additional "gross up" payment to indemnify the Executive for the effect of such excise tax, subject to and on the terms and conditions set forth in Exhibit B attached hereto.

      7.    Restrictive Covenants.

            (a) Proprietary Information.

            (i) The Executive agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the business or financial affairs of the Company or any of the Company's Affiliates is and shall be the exclusive property of the Company or the Company's Affiliates. Such information and know-how shall include, but not be limited to, trade secrets, ideas, skills, knowledge, improvements, works of authorship, inventions (whether or not patentable), products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, technical, business, financial, customer, policyholder and product development plans and forecasts, salaries and terms of compensation of employees, computer programs, computer codes, algorithms, modules, scripts, features, and modes of operation, designs, technology, internal documentation and agent, agency, employee, customer, policyholder and supplier lists and contacts at or knowledge of current or prospective customers or policyholders of the

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      Company or the Company's Affiliates, or their clients and such other information concerning the Company or any of the Company's Affiliates (collectively, "Proprietary Information."). Except in connection with, and on a basis consistent with, the performance of the Executive's duties hereunder, the Executive shall not disclose any Proprietary Information to others outside the Company or the Company's Affiliates or use the same for any unauthorized purposes without written approval by the Board, either during or after the Employment Period. The Executive understands that the Executive's employment creates a relationship of confidence and trust between the Executive and the Company with respect to the Proprietary Information.

            (ii) The Executive agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, computer software, computer discs, tapes, printouts, source, html and other code, flowcharts, schematics, designs, photographs, charts, customer and policyholder lists, or other written, photographic, or other tangible material, whether printed, typewritten, handwritten, electronically stored on disk, tapes or hard drives, containing or embodying Proprietary Information or any other information concerning the business, operation or plans of the Company or any of the Company's Affiliates, whether created by the Executive or others, which shall come into the Executive's custody or possession (collectively, "Company Materials"), shall be and are the exclusive property of the Company or the Company's Affiliates to be used by the Executive only in the performance of the Executive's duties for the Company. The Executive understands that the Company possesses or will possess Company Materials that are important to the Company, the Company's Affiliates and the customers, policyholders, insurance agents, insurance agencies and employees of the Company and the Company's Affiliates and the Executive agrees to deliver to the Company upon the expiration of the Employment Period such material containing Proprietary Information.

            (iii) The Executive agrees that the Executive's obligation not to disclose or use information, know-how and records of the types set forth in paragraphs 7(a)(i) and 7(a)(ii) hereof, also extends to such types of information, know-how, records and tangible property of customers, policyholders, insurance agents or insurance agencies of the Company or the Company's Affiliates or suppliers to the Company or the Company's Affiliates or other third parties who may have disclosed or entrusted the same to the Company or the Company's Affiliates or to the Executive in the course of the Company's business.

            (iv) Notwithstanding the foregoing, such Proprietary Information shall not include information which (A) is or becomes generally available or known to the public, other than as a result of any disclosure by the Executive in violation hereof; or (B) is or becomes available to the Executive on a non-confidential basis from any source other than the Company, other than any such source that the Executive knows is prohibited by a legal, contractual, or fiduciary obligation to the Company from disclosing such information.

            (v) In the event that the Executive is requested pursuant to, or becomes compelled by, any applicable law, regulation, or legal process to disclose any Proprietary

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      Information, the Executive shall provide the Company with prompt written notice thereof so that the Company may seek a protective order or other appropriate remedy or, in the Company's sole and absolute discretion, waive compliance with the terms hereof. In the event that no such protective order or other remedy is obtained, or the Company waives compliance with the terms hereof, the Executive shall furnish only that portion of such Proprietary Information which the Executive is advised by counsel is legally required. The Executive will cooperate with the Company, at the Company's sole cost and expense, in its efforts to obtain reliable assurance that confidential treatment will be accorded such Proprietary Information.

            (b) Noncompetition and Nonsolicitation.

            (i) During the Executive's employment with the Company and for a period of two (2) years following termination of employment under this Agreement for any reason (the "Restricted Period"), without the prior written consent of the Company, the Executive shall not in any state in which the Company or any of the Company's Affiliates conducts business, directly or indirectly, either for the Executive or any other person, own, manage, control, materially participate in, invest in, permit the Executive's name to be used by, act as consultant or advisor to, render material services for (alone or in association with any person, firm, corporation or other business organization) or otherwise assist in any manner any entity that engages in or owns, invests in, manages, conducts or controls any venture or enterprise engaged in the business of providing
      (i) property-casualty insurance of a type similar to that which is provided by the Company or any of the Company's Affiliates as of the date of the Executive's termination of employment hereunder (or which is actively being considered by the Company or any of the Company's Affiliates as of such date) or (ii) any other business of the type that constitutes a substantial portion of the business of the Company or any of the Company's Affiliates at the date the Executive ceases to be employed by the Company or any of the Company's Affiliates. Nothing herein shall prohibit the Executive from being a passive owner of not more than 2% of the equity securities of a corporation engaged in such business which is publicly traded, so long as the Executive's has no active participation in the business of such corporation.

            (ii) During the Restricted Period, the Executive shall not, directly or indirectly, (A) solicit, induce or attempt to induce or aid others in inducing an employee of the Company or any of the Company's Affiliates to leave the employ of the Company or any of the Company's Affiliates, or in any way interfere with the relationship between the Company and an employee of the Company or any of the Company's Affiliates except in the proper exercise of the Executive's authority, (B) hire or attempt to hire any employee of the Company or any of the Company's Affiliates (C) solicit, establish or attempt to establish an agency relationship with any insurance agent or insurance agency of the Company or any of its Affiliates or (D) solicit, induce or attempt to induce any customer or policyholder to cease doing business with the Company or any of the Company's Affiliates or in any way interfere with the relationship between the Company and any customer, policyholder or other business relation of the Company or any of the Company's Affiliates.

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            (iii) If, at the time of enforcement of this Section 7(b), a court shall hold that the duration, scope, area or other restrictions stated herein are unreasonable under circumstances then existing, the Executive and the Company agree that it is the intention of the parties that such provision should be enforceable to the maximum extent permissible under applicable law.

            (c) Enforcement; Forfeiture.

            (i) In the event of a breach or threatened breach of any of the provisions contained in this Section 7, the Executive agrees that the Company shall be entitled to injunctive or other equitable relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, and the Executive acknowledges that damages would be inadequate and insufficient. The existence of this right to injunctive and other equitable relief shall not limit any other rights or remedies that the Company may have at law or in equity including, without limitation, the right to monetary, compensatory and punitive damages.

            (ii) In the event of a final judgment by a court of competent jurisdiction that the Executive has breached any of the provisions of this
      Section 7, the Executive shall forfeit the Executive's right to receive the severance benefits under Section 5 hereof.

            (d) Affiliates. For purposes hereof, the Company's Affiliates shall mean any individual or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the Company. For purposes of this definition, "control" means the power to direct the management and policies of another, whether through the ownership of voting securities, by contract or otherwise.

      8.    Notice.

            All notices, requests and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given, if delivered in person or by courier, or by facsimile transmission or sent by express, registered or certified mail, postage prepaid, addressed as follows:

            If to the Executive: _______________________________
                                 _______________________________
                                 _______________________________

            If to the Company:   National Atlantic Holdings Corporation
                                 4 Paragon Way
                                 Freehold, New Jersey 07728
                                 Attention: Corporate Secretary

Either party may, by written notice to the other, change the address, person's attention or facsimile number to which notices to such party are to be delivered or mailed.

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      9.    Arbitration.

            Except as specifically provided herein, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a single arbitrator mutually selected by the parties, in the State of New Jersey, in accordance with the rules of the American Arbitration Association then in effect. If the parties are unable to agree on a single arbitrator, each party shall select an arbitrator and the two arbitrators selected by the parties shall select a third arbitrator. If three arbitrators are selected, they shall act by majority vote. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Each party shall bear their own costs and expenses of any such arbitration proceeding.

      10.   Waiver of Breach.

            Any waiver of any breach of this Agreement shall not be construed to be a continuing waiver or consent to any subsequent breach on the part either of the Executive or of the Company.

      11.   Non-Assignment; Successors.

            Neither party hereto may assign any rights or delegate any duties under this Agreement without the prior written consent of the other party; provided, however, that (i) this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company upon any sale of all or substantially all of the Company's assets, or upon any merger, consolidation or reorganization of the Company with or into any other corporation, all as though such successors and assigns of the Company and their respective successors and assigns were the Company; and (ii) this Agreement shall inure to the benefit of and be binding upon the heirs, assigns or designees of the Executive to the extent of any payments due to them hereunder. As used in this Agreement, the term "Company" shall be deemed to refer to any such successor or assign of the Company referred to in the preceding sentence.

      12.   Severability.

            To the extent any provision of this Agreement or portion thereof shall be invalid or unenforceable, it shall be considered deleted therefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

      13.   Continued Employment.

            In the event the Executive continues to be an employee of the Company following the expiration of the Employment Period, the Executive shall be employed under the terms of any successor employment agreement or as an at-will employee and, except as specifically stated in this Agreement, none of the provisions of this Agreement shall apply to the Executive's continued employment with the Company.

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      14.   Counterparts.

            This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

      15.   Governing Law.

            This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New Jersey, without giving effect to the choice of law principles thereof.

      16.   Entire Agreement.

            This Agreement constitutes the entire agreement by the Company and the Executive with respect to the subject matter hereof and except as specifically provided herein, supersedes any and all prior agreements or understandings between the Executive and the Company with respect to the subject matter hereof, whether written or oral. This Agreement may be amended or modified only by a written instrument executed by the Executive and the Company.

                            [SIGNATURES ON NEXT PAGE]

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of
October _____, 2004.

                                  ___________________________________________
                                  (Executive)

                                  NATIONAL ATLANTIC HOLDINGS CORPORATION

                                  By: _______________________________________

                                      Name: _________________________________

                                      Title: ________________________________

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                                    EXHIBIT A

                                RELEASE AGREEMENT

            This RELEASE AGREEMENT (the "Agreement") is made as of ____________, 20____ by and between National Atlantic Holdings Corporation, a New Jersey corporation (the "Company"), and __________________________ (the "Executive").

                                    Recitals:

            A. The Company and the Executive are parties to an Employment Agreement dated October _____, 2004 (the "Employment Agreement"). Capitalized terms that are not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

            B. Effective as of________, 20____ (the "Separation Date"), the Executive's employment with the Company was or will be terminated.

            C. The Company is not obligated to pay the Executive any additional compensation or benefits other than that which has been earned as of the Executive's Separation Date and other than that which is set forth in the Employment Agreement. This Agreement is the Release Agreement referenced in the Employment Agreement and the payment of the severance benefits set forth in the Employment Agreement is conditioned upon the execution and delivery by the Executive of this Agreement.

                                   Agreement:

            NOW, THEREFORE, in return for good and valuable consideration and in consideration of the premises and the mutual promises made hereafter, the Executive and the Company agree as follows:

            1. Employment Agreement. Subject to the terms and conditions of the Employment Agreement; (a) the Company agrees to pay the Executive the severance payments and to provide the Executive with the other benefits described in
Section 5 of the Employment Agreement, as applicable, and to otherwise comply with the provisions of the Employment Agreement that survive termination of employment, as the case may be, and (b) the Executive agrees to comply with the restrictive covenants in Section 7 of the Employment Agreement and to otherwise comply with the provisions of the Employment Agreement that survive termination of employment.

            2. Acknowledgment. The Executive and the Company acknowledge that the amounts to be paid pursuant to Section 5 of the Employment Agreement are in excess of any earned wages or benefits due and owing the Executive through the Executive's Separation Date.

            3. Release. In exchange for the good and valuable consideration set forth in Section 1 of this Agreement, the Executive, on behalf of the Executive, the Executive's heirs, executors and assigns, releases, waives and discharges any and all manner of action, causes of action, claims, rights, charges, suits, damages, debts, demands, obligations, attorneys' fees, or any and all other liabilities or claims of whatsoever nature, whether in law or in equity, known or unknown, including, but not limited to, any claim and/or claim of damages or other relief for tort, breach of contract, personal injury, negligence, age discrimination under The Age Discrimination In Employment Act of 1967, any alleged violation of the Civil Rights Acts of 1964 and 1991, the Equal Pay Act of 1963, the Rehabilitation Act of 1973, the Older Workers Benefit Protection Act of 1990, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, any employment discrimination prohibited by other federal, state or local laws, including, but not limited to, sex, race, national origin, marital status, age, handicap, height, weight, or religious discrimination, and any other claims for unlawful employment practices which the Executive has claimed or may claim or could claim in any local, state or federal forum, against the Company, its shareholders and their respective directors, officers, employees, successors and assigns, affiliates and all others, as a result of the Executive's employment at, and separation of employment from, the Company; provided that, the Executive retains the right to enforce this Agreement, the applicable provisions of Sections 5 and 6 of the Employment Agreement and the provisions of any indemnity agreement between the Executive and the Company. The Executive hereby covenants that the Executive has not transferred or assigned to any person or entity any of the claims that are subject to this release and covenant.

            4. Irrevocable Bar. The parties intend that this Agreement will irrevocably bar any action or claim whatsoever by the Executive against the Company for any resultant injuries or damages, whether known or unknown, sustained or to be sustained, as a result of any of the Company's acts, omissions and conduct having occurred up to the present date, including, but not limited to, the Executive's employment with the Company and the termination of that employment, other than those concerning this Agreement and the applicable provisions of Section 5 of the Employment Agreement.

            5. Rights or Claims Arising After the Date Hereof. The Executive and the Company understand that the Executive is not waiving rights or claims that may arise as a result of any act, omission or conduct of the Company occurring after the date this Agreement is executed.

            6. Review of Agreement. The Executive understands and agrees that the Executive has read this Agreement carefully and understands all of its terms.

            7. Advice to Consult Attorney. The Executive understands and agrees that the Executive is advised to consult with an attorney prior to executing this Agreement.

            8. Period within which to Consider Agreement. The Executive understands and agrees that the Executive has been given 21 days (or more) within which to consider this Agreement.

            9. Revocation. The Executive understands and agrees that [he/she] may revoke this Agreement for a period of seven (7) calendar days following the execution of this Agreement. Neither this Agreement nor the Company's obligations under Section 5 of the Employment Agreement shall be effective until this revocation period has expired (at which time such obligations shall be effective, retroactive to the time contemplated in the Employment Agreement). Without limiting the generality of the foregoing, the provisions of Section 7 of the

Employment Agreement (relative to restrictive covenants) shall not be terminated or otherwise affected by any revocation of this Agreement. The Executive understands that any revocation, to be effective, must be in writing and either (a) postmarked within seven (7) days of execution of this Agreement and addressed to the principal executive offices of the Company, Attention:
Board of Directors, or (b) hand delivered within seven (7) days of execution of this Agreement to the principal executive offices of the Company, Attention:
Board of Directors. The Executive understands that if revocation is made by mail, mailing by certified mail, return receipt requested, is recommended to show proof of mailing.

            10. Voluntary Action; No Reliance. In agreeing to sign this Agreement, the Executive is doing so completely voluntarily and agrees that the Executive has not relied on any oral statements or explanations made by the Company or its representatives.

            11. Full Accord and Satisfaction. This Agreement is in full accord and satisfaction and compromise of the claims of the Executive and the Company and is not to be construed as an admission of liability on the part of the Company.

            12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey, without giving effect to the choice of law principles thereof.

            13. Entire Agreement, Modification. This Agreement contains the entire agreement between the Executive and the Company with respect to the subject matter hereof. Any modification of this Agreement must be made in writing and signed by the Executive and an officer specifically authorized to do so by the Board of Directors of the Company.

                            [SIGNATURES ON NEXT PAGE]

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

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

Witness:

___________________________________     _______________________________________
                                        (Executive)

                                        NATIONAL ATLANTIC HOLDINGS CORPORATION

___________________________________     By: ___________________________________

                                        Name:__________________________________

                                        Title: ________________________________

                                    EXHIBIT B

                       PARACHUTE TAX INDEMNITY PROVISIONS

            This Exhibit B sets forth the terms and provisions applicable to the Executive with respect to the "Section 280G Gross-Up Payment" referred to in
Section 6 of the Agreement. This Exhibit B shall be subject in all respects to the terms and conditions of the Agreement. Capitalized terms used without definition in this Exhibit B shall have the meanings set forth in the Agreement.

            (a) If it shall be determined that any amount, right or benefit paid, distributed or treated as paid or distributed by the Company or any of its affiliates to or for the Executive's benefit (whether paid or payable or distributed or distributable hereunder or otherwise, including, without limitation, in connection with a Change in Control (as defined in Section 5(h) of the Agreement), but determined without regard to any additional payments required under this Exhibit B) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, collectively, the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all federal, state and local taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

            (b) All determinations required to be made under this Exhibit B, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized accounting firm as shall be designated by the Company (the "Accounting Firm"), provided, however, that the Accounting Firm designated hereunder shall not be the Company's regularly retained accounting firm which conducts the annual audits of the Company's financial statements. The Accounting Firm shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive or the Company that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm and its legal counsel shall be paid by the Company. Any Gross-Up Payment, as determined pursuant to this Exhibit B, shall be paid by the Company to the Executive (or to the Internal Revenue Service on the Executive's behalf) within five days of the receipt of the Accounting Firm's determination. All determinations made by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty regarding
Section 4999 of the Code hereunder, it is possible that the Internal Revenue Service may assert that an Excise Tax is due that was not included in the Accounting Firm's calculation of the Gross-Up Payments (an "Underpayment"). In the event that the Company exhausts its remedies pursuant to this Exhibit B and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any additional Gross-Up Payments that are due as a result thereof shall be promptly paid by the Company to the Executive (or to the Internal Revenue Service on the Executive's behalf).

            (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive receives written notification of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall: (i) give the Company all information reasonably requested by the Company relating to such claim; (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company and reasonably acceptable to the Executive and ceasing all efforts to contest such claim; (iii) cooperate with the Company in good faith in order to effectively contest such claim; and
(iv) permit the Company to participate in any proceeding relating to such claim; provided, however, that the Company shall bear and pay directly all reasonable costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expense. Without limiting the foregoing provisions of this Exhibit B, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine and direct; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the Executive's taxable year with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

            (d) If, after the Executive's receipt of an amount advanced by the Company pursuant to this Exhibit B, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the

Executive's receipt of an amount advanced by the Company pursuant to this Exhibit B, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after the Company's receipt of notice of such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

            (e) To the extent applicable, the provisions of this Exhibit B shall survive the expiration of the Employment Period.